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                                                                    Exhibit 10.3

STATE OF NORTH CAROLINA    :                                  SUBLEASE AGREEMENT
COUNTY OF WAKE             :

          THIS AGREEMENT OF SUBLEASE ("Sublease"), dated as of the 11th day of October, 2000, by and between TANGRAM ENTERPRISE SOLUTIONS, INC., a Pennsylvania corporation ("Sublessor") and SPECTRASITE COMMUNICATIONS, INC., a Delaware corporation ("Sublessee"):

                               R E C I T A L S :
                               ---------------

          1. Rexford, LLC, a North Carolina limited liability company, as Landlord, entered into that certain lease with Sublessor, as Tenant, dated December 23, 1996 (the "Lease"), demising approximately 49,574 rentable square feet of space located on the third and fourth floors of the Building and thereafter entered a First Lease Amendment dated May 25, 2000 ("First Amendment") demising an additional 14,510 rentable square feet of space located on the fourth floor of the Building known as the Regency I Building, located at 11000 Regency Parkway, Cary, Wake County, North Carolina ("Building") and described on exhibits to the Lease.

         2. Sublessee desires to sublease from Sublessor the 14,510 rentable square feet of space located on the fourth floor of the Building, which space is more particularly described on Exhibit A to the First Amendment which is also attached hereto as Exhibit A (known hereafter as the "Sublease Space"), for a term commencing on November 1, 2000, and expiring (unless sooner terminated as hereinafter provided) on September 30, 2004 (the "Term").

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         3.    Sublessor warrants and represents to Sublessee that the Lease is in full force and effect and that it has the right, subject to the consent of Landlord annexed hereto, to sublease the Sublease Space to Sublessee for the Term.
         NOW, THEREFORE, for and in consideration of the rents, covenants and agreements hereinafter contained on the part of the Sublessee to be paid, kept and performed, does hereby sublet and demise unto Sublessee, and Sublessee hereby leases from the Sublessor, the Sublease Space.

         TO HAVE AND TO HOLD the same unto the Sublessee, its permitted successors and assigns, for the Term, subject to the Lease and upon the rentals, terms, covenants, conditions and provisions hereinafter set forth.

         AND Sublessor and Sublessee hereby contract and agree each with the other as follows:

         1. Sublessee covenants and agrees to pay to Sublessor a monthly rental on or before the first day of each calendar month during the Term, without notice or demand, and without abatement, deduction or setoff of any amount whatsoever. The monthly rental shall commence on November 1, 2000 ("Commencement Date") in the amount of $23,276.46 per month ($19.25/r.s.f./year) ("Minimum Rent"). In addition, commencing January 1, 2001, Sublessee shall pay monthly to Sublessor, as additional rental, its pro rata share (5.74%) of increases in Operating Expenses (as defined in the Lease) over the Base Year for the Sublease Space. The Base Year for Operating Expenses for the Sublease Space shall be calendar year 2000. Estimated additional rent shall be paid, and overages shall be refunded or credited, in accordance with Section 5B of the Lease. All payments should be made to Sublessor at the notice address set forth in Section 10 herein.

         2. Upon the first anniversary of the Commencement Date, and every twelve (12) months thereafter, Rent shall be increased three percent (3%) per annum over the Rent for the previous twelve-month period.

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         3.    Sublessor shall deliver the Sublease Space entirely painted and in broom clean condition. Notwithstanding the foregoing, Sublessor shall not improve the Sublease Space nor provide Sublessee with a subtenant improvement allowance.

         4. To the extent not otherwise inconsistent with the agreements and understandings expressed in this Sublease or applicable only to the original parties to the Lease, the terms, provisions, covenants, and conditions of the Lease are incorporated herein by reference on the following understandings:

               (a) The term "Landlord" as used therein shall refer to Sublessor hereunder, its successors and assigns, and the term "Tenant" as used therein shall refer to Sublessee hereunder, its successors and assigns.

               (b) In any case where the Landlord reserves the right to enter the Premises, said right shall inure to the benefit of the Landlord as well as the Sublessor.

               (c) With respect to work, services, repairs or the performance of other obligations required of Landlord under the Lease, Sublessor's sole obligation with respect thereto shall be to request the same, on written request from Sublessee, and to use its best efforts to obtain the same from the Landlord.

               (d) Each party hereto agrees to perform and comply with the terms, provisions, covenants, and conditions of the Lease and not to do or suffer or permit anything to be done which would result in a default under or cause the Lease to be terminated or forfeited.

               (e)  In connection with any alterations (as defined in Section
         8 of the Lease) desired to be made by Sublessee, the terms of Section 8 shall be applicable to this Sublease as if the words "Landlord" and "Tenant" in said Section were "Sublessor" and "Sublessee." The Sublessee shall also obtain the Sublessor's written consent to the making of any such

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         alterations prior to the under taking thereof, which consent the
         Sublessor agrees not to unreasonably withhold, and if the consent of Sublessor is obtained, Sublessee shall contact the Landlord for Landlord's consent, which Sublessor agrees to assist Sublessee in obtaining.

               (f) Sublessee may not assign this Sublease or sublet without Sublessor's consent first had and obtained in writing, which consent shall not be unreasonably withheld, conditioned or delayed. In addition to Sublessor's consent being required, Landlord's consent in writing is also required, and if Sublessor does consent, Sublessor will assist Sublessee in obtaining Landlord's consent.

         5. If (a) Sublessee shall default in fulfilling any of the terms, conditions, or agreements hereof, other than the covenant to pay rent, or of the Lease as herein incorporated, and such default shall not have been remedied (or proper corrective measures to cure such default commenced and after commencement diligently and continuously prosecuted in good faith) within 10 days after written notice from Sublessor, Sublessor may give Sublessee three days notice of intention to end the term of this Sublease, and, at the end of said three days, the term of this Sublease shall expire with the same effect as if that day were the date hereinbefore set forth for the termination of the term hereof, but Sublessee shall remain liable to the extent provided under any environmental compliance provisions applicable to Sublessee under the Lease; or (b) Sublessee shall fail to pay the rent and additional rent as provided herein, then Sublessor may, unless Sublessee shall have cured such default within five days after written notice thereof from Sublessor, exercise all of the remedies of the Landlord set forth in Section 12 of the Lease and Sublessee shall remain liable to the extent provided therein.

         6. Sublessee may use the Sublease Space for general office use, but for no other purpose without Sublessor's written consent.

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         7.    Sublessor's rights under the Lease may be enforceable against the
Landlord by the Sublessee on behalf of the Sublessor, but Sublessee shall advise Sublessor, in writing, before taking any action to enforce such rights.
Sublessor agrees to cooperate with Sublessee in enforcing Landlord's obligations under the Lease for the Sublease Space.

         8. Sublessor agrees that it will not modify or amend the Lease in any manner that would affect the Sublessee's rights hereunder without Sublessee's written consent first had and obtained.

         9. In the event that Sublessor defaults in keeping, observing, or performing any of the terms, provisions, covenants, and conditions contained in the Lease, and such default is not cured (or proper corrective measures to cure such default commenced) by Sublessor within the periods specified in the Lease for the curing of such defaults, Sublessee shall have the right to remedy such default after it gives Sublessor written notice thereof. If Sublessee shall incur any expense in remedying such default, Sublessee shall be entitled to recover the same from Sublessor on demand. Sublessor agrees to send promptly to Sublessee any notice of default received from the Landlord.

         10. Any notice or demands to be given pursuant to the Lease or this Sublease shall be sent to Sublessor at:

                           11000 Regency Parkway
                           Suite 401
                           Cary, North Carolina
                           (Attn.: John N. Nelli)
                                   -------------

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and if to Sublessee at

                           100 Regency Forest Drive
                           Suite 400
                           Cary, North Carolina
                           (Attn.: Manager of Facilities).
                                   ---------------------

         All notices shall be in writing, or sent by registered, certified or express United States Mail, and shall be deemed delivered when received. Changes of address may be given in the same manner as notices.

         11. Sublessee shall carry through the Term: (i) insurance coverage on the leasehold improvements and on all property that is has, brings to, or stores on the Subleased Space (Sublessor having no obligation to carry insurance on the same), (ii) Worker's Compensation insurance and (iii) Employer's liability insurance. In addition Sublessee shall maintain general public liability insurance with combined single limit coverage of not less than $1,000,000 throughout the Term, which insurance shall name Sublessor and Landlord as additional insureds. Sublessee shall cause either a certified true copy of the policy showing such liability coverage to be delivered to Sublessor, or a certificate evidencing such coverage in form and substance reasonably acceptable to Sublessor furnished to Sublessor, with evidence of payment of premiums required to keep such insurance in full force and effect throughout the Term.

         12. Sublessee shall defend, indemnify, and hold harmless Sublessor and its agents, and employees from and against any all claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses (including, without limitation, attorneys' and consultants' fees, court costs, and litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to Sublessee's use and occupancy of the Sublease Space.

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         13.   Sublessee shall have quiet enjoyment and possession of the
Premises provided Sublessee promptly and fully complies with all of its obligations under this Sublease.

         14. Sublessee shall have the same parking privileges as allowed under the Lease.

         15. Each party represents and warrants to the other that it has not dealt with any real estate broker, finder or other person with respect to this Subease in any manner, except CB Richard Ellis (representing the Sublessor) and Kent Honeycutt of Commercial Carolina (representing the Sublessee) (collectively "Brokers"). Sublessor shall pay any commissions or fees that are payable to the Brokers with respect to this Subease pursuant to Sublessor's separate agreement with the Brokers. Each party shall indemnify and hold the other party harmless from any and all damages resulting from claims that may be asserted against the other party by any other broker, finder or other person (including, without limitation, any substitute or replacement broker claiming to have been engaged by indemnifying party in the future), claiming to have dealt with the indemnifying party in connection with this Sublease or any amendment or extension hereto, or which may result in Sublessee leasing other or enlarged space from Sublessor. The provisions of this Section shall survive the termination of this Sublease.

         16. Sublessee shall surrender the Sublease Premises to Sublessor at the end of the term in the same condition as received, ordinary wear and tear, permitted alterations, damage due to casualty to the extent covered by insurance, and condemnation excepted.

         17. Subject to Landlord's approval, Sublessee shall be entitled to building standard suite and directory signage. Sublessor will cooperate in obtaining such signage from Landlord.

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         IN WITNESS WHEREOF, Sublessor and Sublessee, intending to be legally bound, and with authority duly given, have executed this Sublease in duplicate originals, as of the day and year first above written.

                                   SUBLESSOR:

                                   TANGRAM ENTERPRISE SOLUTIONS, INC.,
                                   a Pennsylvania corporation

                                   By:______________________________
                                   Its:______________________________

                                   SUBLESSEE:

                                   SPECTRASITE COMMUNICATIONS, INC.,
                                   a Delaware corporation

                                   By:______________________________
                                   Its:______________________________

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STATE OF NORTH CAROLINA  :
                                            CONSENT TO SUBLEASE
COUNTY OF WAKE           :


         The undersigned, Rexford LLC, a North Carolina limited liability company (herein "Owner"), as Landlord under the Lease dated December 23, 1996 with Tangram Enterprise Solutions, Inc., a Pennsylvania corporation, as Tenant (herein "Sublessor") (the "Lease"); hereby consents to the Sublease Agreement to which this Consent to Sublease is attached by and between Tangram Enterprise Solutions, Inc., as Sublessor, and SpectraSite Communications, Inc., as Sublessee, subleasing all of Sublessor's interest as Tenant in 14,510 rentable square feet in the fourth floor of the building as set forth in the Lease and the Leasehold Estate created thereby.

         IN WITNESS WHEREOF, the undersigned has hereunto set its hand this 20th day of October, 2000.

                        REXFORD LLC,
                        a North Carolina limited liability company

                        By: Grubb Management, Inc., Manager

                        By:___________________________________________

                        Its:__________________________________________

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